Table of Contents

File No. 024-12427

As filed with the Securities and Exchange Commission on May 24, 2024

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated May 24, 2024

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

ADIA Nutrition, Inc.

75,000,000 Shares of Common Stock

By this Offering Circular, ADIA Nutrition, Inc., a Nevada corporation, is offering for sale a maximum of 75,000,000 shares of its common stock (the Offered Shares), at a fixed price of $__0.005-0.02 per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the SEC). A minimum purchase of $5,000 of the Offered Shares is required in this offering, with any additional purchase required to be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments.

This offering will commence within two days of its qualification by the SEC. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC, _______, 2025, and (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	75,000,000	$__0.005-0.02	$-0-	$__375,000-1,500,000
(1)	We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.
(2)	Does not account for the payment of expenses of this offering estimated at $17,500. See “Plan of Distribution.”

There is no escrow established for the proceeds of this offering. (See “Risk Factors—Risks Related to a Purchase of Offered Shares”).

Our company is currently a “shell company” as defined by Rule 405 (“Rule 405”) of the Securities Act of 1933, as amended, and Rule 12b-2 of the Securities Exchange Act of 1934 (“Rule 12b-2”). Rule 405 and Rule 12b-2 define a “shell company” as an issuer that has: (1) no or nominal operations; and (2) either: (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

Our common stock is quoted in the over-the-counter under the symbol “ADIA” in the OTC Pink marketplace of OTC Link. On May 23, 2024, the closing price of our common stock was $0.0113 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our single outstanding share of Special 2022 Series A Preferred Stock (the “Special 2022 Preferred Stock”), which effectively precludes current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The single share of Special 2022 Preferred Stock is entitled to 60% of all votes, including, but not limited to, common stock and preferred stock, including on an as converted basis, entitled to vote at each meeting of shareholders of our company with respect to any and all matters presented to our shareholders. Our Chief Executive Officer, Larry Powalisz, as the beneficial owner of the single outstanding share of the Special 2022 Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

You should purchase Offered Shares only if you can afford a complete loss of your investment. See “Risk Factors,” beginning on page 4, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption” and “Offerings to Qualified Purchasers—Investor Suitability Standards” (page 13). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ________________, 2024.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to ADIA Nutrition, Inc., a Nevada corporation, including its sole subsidiary, Hydration Foundation, Inc.

Our Company

History. Our company was incorporated in the State of Nevada in 1975 as Domi Associates, Inc. In March 2001, our corporate name changed to Drilling, Inc. On April 20, 2004, our corporate name changed to PIVX Solutions, Inc. In 2012, our corporate name changed to ADIA Nutrition, Inc.

Custodianship. On March 14, 2022, UMA LLC, a shareholder of our company, made a demand to our company, at the last address of record, to comply with N.R.S. Sections 78.710 and 78.150. On May 6, 2022, a petition was filed against our company in the District Court of Clark County, Nevada, entitled In the Matter of ADIA Nutrition Inc., a Nevada corporation, case number A-22-852241-C, by UMA LLC, along with an Application for Appointment of Custodian, after several attempts to locate prior management and reinstate our company’s Nevada charter, which had been revoked.

On June 17, 2022, the District Court of Clark County, Nevada, entered an Order Granting Application for Appointment of UMA LLC, (the “Order”) as Custodian of our company. Pursuant to the Order, UMA LLC (the “Custodian”) had the authority to take any reasonable and prudent actions on behalf of our company.

On June 17, 2022, the Custodian appointed Nikki Lee as the Company’s sole officer and director. On June 17, 2022, the Custodian designated one share of preferred stock as Special 2022 Series A Preferred Stock at par value of $0.001. The Special 2022 Series A Preferred has 60% voting rights over all classes of stock and is convertible into sixty million shares of the Company’s common stock. On June 17, 2022, the Custodian granted to itself, one share of preferred stock, Special 2022 Series A Preferred Stock.

On June 27, 2022, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

On August 5, 2022, in a private transaction, the Custodian entered into a Securities Purchase Agreement (the “Anderson SPA”) with Nairobi Anderson, to sell the Special 2022 Series A Preferred. Upon closing of the Anderson SPA on August 5, 2022, Nairobi Anderson acquired 60% voting control of the Company.

Changes in Control. On February 27, 2023, in a private transaction, Nairobi Anderson sold the single outstanding share of Special 2022 Series A Preferred Stock to Leonard M. Greene for $75,000 in cash.

On January 22, 2024, in a private transaction, Leonard Greene sold the single outstanding share of Special 2022 Series A Preferred Stock to Legends Investment Properties, LLC, a company owned by our current Chief Executive Officer and Sole Director, Larry Powalisz, for $100,000 in cash.

Current Business Plan. Until January 22, 2024, for an extended period of time, our company had not engaged in active business. In connection with a change in control of our company on such date, our company began to engage in active business operations. Our vision is to empower individuals to live healthier, happier lives through the provision of high-quality natural supplements and innovative healthcare solutions. Our mission is to combine the benefits of natural nutrition with cutting-edge medical treatments to improve the well-being of our customers, with a particular focus on Multiple Sclerosis (MS) patients. (See “Business”).

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Offering Summary

Securities Offered	75,000,000 shares of common stock, par value $0.00001
Offering Price	$__0.005-0.02 per Offered Share.
Shares Outstanding Before This Offering	87,899,961 shares issued and outstanding as of the date hereof.
Shares Outstanding After This Offering	162,899,861 shares issued and outstanding, assuming the sale of all Offered Shares are sold.
Minimum Number of Shares to Be Sold in This Offering	None
Current Financial Condition

Currently, our company is a “shell company.” We currently have minimal assets and limited operations. At December 31, 2023, we had $500 (unaudited) in cash and, for at least the three-year period ended December 31, 2023, our company generated no revenues. We are dependent upon obtaining funding, either in this offering or from another source, in order to commence, in earnest, our plan of business. (See “Risk Factors,” “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations”).

Disparate Voting Rights	Our single outstanding share of Special 2022 Series A Preferred Stock (the Special 2022 Preferred Stock) possesses superior voting rights, which effectively precludes current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The single share of Special 2022 Preferred Stock is entitled to 60% of all votes (including, but not limited to, common stock and preferred stock, including on an as converted basis, entitled to vote at each meeting of shareholders of our company with respect to any and all matters presented to our shareholders. Our Chief Executive Officer, Larry Powalisz, as the beneficial owner of the single outstanding share of the Special 2022 Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors” and “Security Ownership of Certain Beneficial Owners and Management”).
Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.
Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “ADIA” in the OTC Pink marketplace of OTC Link.
Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.
Use of Proceeds	We will apply the proceeds of this offering for inventory, sales and marketing expenses, general and administrative expenses, payroll expenses and working capital. (See Use of Proceeds).
Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.
Corporate Information	Our principal executive offices are located at 4421 Gabriella Lane, Winter Park, Florida 32792; our telephone number is 321-231-2843; our corporate website is located at www.adia-med.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

Rule 144 safe harbor is unavailable for the resale of shares issued by us, unless and until we have ceased to be a shell company and have satisfied the requirements of Rule 144(i)(1)(2). While we have begun to engage in active business operations, we are considered to be a “shell company” as defined by Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Pursuant to Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term “Form 10 information” means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, like our company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

For a significant period of time prior to the January 2024 change in control of our company, we were a “shell company,” as defined by Rule 405 of the Securities Act of 1933, as amended, and Rule 12b-2 of the Securities Exchange Act of 1934. Because we are only now emerging from “shell company” status, there is no assurance that we will ever generate revenues from our business operations or that we will ever earn a profit or that we will ever, in fact, cease being identified as a “shell company.” Further, any losses reported by us in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We do not have a successful operating history. Until January 2024, we had not engaged in active business operations for several years, which makes an investment in the Offered Shares highly speculative in nature. Because of this lack of operating success, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the implementation of new business strategies, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing greater awareness. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

•	our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;
•	our ability to execute our business strategies;
•	our ability to manage our expansion, growth and operating expenses;
•	our ability to finance our business;
•	our ability to compete and succeed in a competitive industry; and
•	future geopolitical events and economic crisis.

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We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our business strategies. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our business strategies. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

Our financial statements are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied. We are not required to have our financial statements audited by a firm that is certified by the Public Company Accounting Oversight Board (“PCAOB”). As such, we do not have a third party reviewing the accounting. We may also not be up to date with all publications and releases released by the PCAOB regarding accounting standards and treatments. This circumstance could mean that our unaudited financials may not properly reflect up to date standards and treatments, resulting in misstated financial statements.

In the past, we have not filed our periodic reports in a timely manner. From 2012 to November 2022, our company did not timely file all required periodic reports with the SEC and OTC Markets. Since November 2022, we have filed all required periodic reports with OTC Markets and our management intends to remain in compliance our filing obligations in the future. However, there is no assurance that we will be successful in this regard.

Should we fail to remain current in our filing obligations, investors in our common stock would be deprived of important current information concerning our company upon which to evaluate their investments, including, without limitation:

•	our financial condition and operating results;

•	our ongoing and anticipated future business operations and plans;

•	changes to our management personnel;

•	changes to our capital structure, including changes to shareholder voting rights; and

•	transactions between our company and our affiliates.

In addition, should we fail to remain current in our filing obligations, investors in our common stock could experience significant diminution in the value of their shares. This loss of value could be experienced in a number of ways, which include:

•	A loss of market liquidity for our common stock due to being designated a “limited information” company by OTC Markets, as indicated by a “YIELD” or “STOP” sign on OTCMarkets.com, or being relegated to the “Expert Market” by OTC Markets.

•	An inability of an investor in our common stock to sell such investor’s shares through a brokerage account, due to our company’s having been designated a "limited information" company by OTC Markets.

In these or similar circumstances, an investor in our common stock could lose such investor’s entire investment.

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If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in either segment of our business plan, supplement sales or healthcare solutions, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our sole executive officers’ serving without current compensation; the loss of these persons could disrupt our operations and adversely affect the development of our business. Our success in establishing our products and services will depend, primarily, on the continued service of our executive officers, Larry Powalisz and Rebecca Miller. We have not entered into an employment agreement with either of such person. The loss of service of these persons, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

In addition to their responsibilities with our company, both Mr. Powalisz and Ms. Miller serve other companies in various capacities. However, each of Mr. Powalisz and Ms. Miller devotes 40 hours per week to our company’s business. All of their other respective obligations are in addition to their commitments to our company.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan is not based on independent market studies. We have not commissioned any independent market studies with respect to the industry in which we intend to operate. Rather, our plans for implementing our wellness-centered business and achieving profitability are based on the experience, judgment and assumptions of our Chief Executive Officer and Sole Director, Larry Powalisz. If these assumptions prove to be incorrect, we may not be successful in establishing our intended business.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

Our products and services may not achieve wide market acceptance. Without significant funds with which to market our products and services, we may not succeed in attracting sufficient customer interest and follow-on sales to generate a profit. There is no assurance that, even with adequate funds with which to market our products and services, we will ever earn a profit from our operations.

We will remain in an illiquid financial position and face a cash shortage, unless and until we obtain needed capital. Currently, we are in an illiquid financial position and will remain in such a position, unless our business operations generate operating revenues and/or we obtain needed capital through this offering, of which there is no assurance. There is no assurance that we will ever achieve adequate liquidity.

We may not compete successfully with other businesses in our industries. The industries in which we compete are highly competitive and, in general, dominated by large companies. We may not be successful in competing against these competitors, many of whom have longer operating histories, significantly greater financial stability and better access to capital markets and credit than we do. There is no assurance that we will be able to compete successfully against our competition.

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Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company's common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange's requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange's requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

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Our holding company structure makes us dependent on our current subsidiary, and future subsidiaries, for our cash flow and subordinates the rights of our shareholders to the rights of creditors of our current subsidiary, and future subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company, ADIA Nutrition, Inc., will act as a holding company and, accordingly, substantially all of our operations will be conducted through subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

There is no escrow established for the proceeds of this offering. Because there is no escrow established for the proceeds of this offering, proceeds derived from sales of Offered Shares will be deposited directly into our operating account, will be available for immediate use by our company and will be immediately subject to any claims of our creditors.

The outstanding single share of our Special 2022 Series A Preferred Stock effectively precludes current and future owners of our common stock from influencing any corporate decision. Our Chief Executive Officer and Sole Director, Larry Powalisz, is the owner of such share of Special 2022 Series A Preferred Stock, which is entitled to 60% of all votes, including, but not limited to, common stock and preferred stock, including on an as converted basis, entitled to vote at each meeting of shareholders. Mr. Powalisz will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. His ownership of the single outstanding share of Special 2022 Series A Preferred Stock may also delay or prevent a future change of control of our company at a premium price, if he opposes it.

The single outstanding share of our Special 2022 Series A Preferred Stock may be converted into 60,000,000 shares of our common stock. The Special 2022 Series A Preferred Stock has rights to convert into 60,000,000 shares of our common stock, at any time. The effect of the rights of conversion of the Special 2022 Series A Preferred Stock is that the holder, were the holder to convert the share of Special 2022 Series A Preferred Stock into common stock upon the sale of all of the Offered Shares, the holder would be issued a number of shares of common stock equal to approximately 27% of our then-outstanding shares of common stock. (See “Dilution—Ownership Dilution”).

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

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Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	announcements of innovations or new services by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer products or services; and
•	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company's assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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DILUTION

Ownership Dilution

The information under “Investment Dilution” below does not take into account the potential conversion of the single outstanding share of Special 2022 Series A Preferred Stock into 60,000,000 shares of our common stock. The single outstanding share of Special 2022 Series A Preferred Stock may be converted into shares of our common stock at anytime.

The conversion of the outstanding share of Special 2022 Series A Preferred Stock into shares of our common stock would cause holders of our common stock, including the Offered Shares, to incur significant dilution in their ownership of our company. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares,” “Description of Securities” and “Security Ownership of Certain Beneficial Owners and Management”).

Investment Dilution

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our pro forma net tangible book value as of December 31, 2023, was $(750) (unaudited), or $(0.0000) (unaudited) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold at an offering price of $0.0125, which represents the midpoint of the offering price range stated herein.

Assuming the Sale of 100% of the Offered Shares
Assumed offering price per share	$0.0125
Net tangible book value per share as of December 31, 2023 (unaudited)	$(0.0000)
Increase in net tangible book value per share after giving effect to this offering	$0.0042
Pro forma net tangible book value per share as of December 31, 2023 (unaudited)	$0.0042
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.0083

Assuming the Sale of 75% of the Offered Shares
Assumed offering price per share	$0.0125
Net tangible book value per share as of December 31, 2023 (unaudited)	$(0.0000)
Increase in net tangible book value per share after giving effect to this offering	$0.0034
Pro forma net tangible book value per share as of December 31, 2023 (unaudited)	$0.0034
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.0091

Assuming the Sale of 50% of the Offered Shares
Assumed offering price per share	$0.0125
Net tangible book value per share as of December 31, 2023 (unaudited)	$(0.0000)
Increase in net tangible book value per share after giving effect to this offering	$0.0025
Pro forma net tangible book value per share as of December 31, 2023 (unaudited)	$0.0025
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.0100

Assuming the Sale of 25% of the Offered Shares
Assumed offering price per share	$0.0125
Net tangible book value per share as of December 31, 2023 (unaudited)	$(0.0000)
Increase in net tangible book value per share after giving effect to this offering	$0.0014
Pro forma net tangible book value per share as of December 31, 2023 (unaudited)	$0.0014
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.0111

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming (1) the sale of 25%, 50%, 75% and 100% of the Offered Shares, (b) assuming an offering price of $0.0125, which represents the midpoint of the offering price range stated herein, and (c) assuming the payment of no sales commissions or finder's fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Shares of Common Stock sold	18,750,000	37,500,000	56,250,000	75,000,000
Gross proceeds	$234,375	$468,750	$703,125	$937,500
Offering expenses	17,500	17,500	17,500	17,500
Net proceeds	$216,875	$451,250	$685,625	$920,000

The table below sets forth the proceeds we would derive from the sale of all of the Offered Shares, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares, assuming the payment of no sales commissions or finder’s fees and before the payment of expenses associated with this offering of approximately $17,500, and assuming an offering price of $0.0125, which represents the midpoint of the offering price range stated herein. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares.

	Use of Proceeds for Offered Shares Sold in This Offering
	25%	50%	75%	100%

Sales and Marketing Expense	55,000	125,000	175,000	250,000
Payroll Expense(1)	55,000	125,000	175,000	250,000
General and Administrative Expense	55,000	125,000	175,000	250,000
Working Capital	51,875	76,250	160,625	170,000
TOTAL	$216,875	$451,250	$685,625	$920,000

(1)	We intend to apply up to $75,000 of proceeds in compensating our management, including our Chief Executive Officer and our Chief Financial Officer. However, we have not entered into an employment agreement with either of our executive officers. It is expected that we will enter into an employment agreement with such persons, in the near future, although none of the terms of such employment agreements has been determined.

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to our business, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 75,000,000 Offered Shares on a best-efforts basis, at a fixed price of $__0.005-0.02 per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor's subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Larry Powalisz. Mr. Powalisz will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Powalisz is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Powalisz:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•	meets the conditions of the following:

•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8.0% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mr. Powalisz at: ceo@lbgi.net; all relevant information will be delivered to you by return e-mail.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement via e-mail to: ceo@lbgi.net; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

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Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website at www.adia-med.com, as well as on the SEC's website, www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor's funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See State Qualification and Investor Suitability Standards below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $5,000.00 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in Colorado, Connecticut, Delaware, Georgia and New York. However, we may, at a later date, decide to sell Offered Shares in other states. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state's securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

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Issuance of Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (1) 800,000,000 shares of common stock (nominally referred to in our Articles of Incorporation as “Class A Common Stock,” which we refer to as “Common Stock” and to which class, the Offered Shares belong), $.0001 par value per share, (2) 100,000,000 shares of Class B Common Stock, $.0001 par value per share, and (3) 100,000,000 shares of preferred stock, $.0001 par value per share, (a) of which one (i) share is designated Special 2022 Series A Preferred Stock and (ii) of which 10,000,000 shares are designated Series A Preferred Stock

As of the date of this Offering Circular, there were 87,899,861 shares of our common stock issued and outstanding, held by approximately 172 holders of record; zero shares of Class B Common Stock are issued and outstanding; one (1) share of Special 2022 Series A Preferred Stock issued and outstanding held by one (1) holder; and 10,000,000 shares of Series A Preferred Stock issued and outstanding held by one (1) holder.

Common Stock

General. The Offered Shares offered hereby are nominally referred to as “Class A Common Stock” in our Amended and Restated Articles of Incorporation. However, for general reference, we referred to this class as our “Common Stock.” The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our common stock or Series A Super Voting Preferred Stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Dividend Policy. We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings. Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

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Class B Common Stock

The shares of Class B Common Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of each series of shares of Class B Common Stock; provided, however, that any issuance of shares of Class B Common Stock shall be made only in connection with a special acquisition transaction, as determined by the Board of Directors. Each series of shares of Class B Common Stock

Special 2022 Series A Preferred Stock

Except as provided by Nevada statutes or elsewhere herein, the holder of the Special 2022 Series A Preferred Stock shall vote together with the holders of Preferred Stock (including on an as converted basis), and Common Stock, of the Corporation as a single class. The holder of the share of Special 2022 Series A Preferred Stock is entitled to 60% of all votes (including, but not limited to, Common Stock, and Preferred Stock (including on an as converted basis) entitled to vote at each meeting of shareholders of the Corporation (and written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. The share of Special 2022 Series A Preferred Stock shall not be divided into fractional shares. The Corporation shall not amend, alter, or repeal the preferences, rights, powers or other terms of the Special 2022 Series A Preferred Stock so as to affect adversely the Special 2022 Series A Preferred Stock, or the holder thereof, without the written consent or affirmative vote of the holder of the Special 2022 Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. The share of the Special 2022 Series A Preferred Stock shall have a conversion of 60,000,000:1 of common stock. The share of Special 2022 Series A Preferred Stock shall not be entitled to any dividends in respect thereof and shall not participate in any proceeds available to the Corporation’s shareholders upon the liquidation, dissolution or winding up of the Corporation. The Corporation shall not intentionally take any action which would impair the rights and privileges of the Special 2022 Series A Preferred Stock set forth herein or the rights of the holder thereof. The Corporation will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will, at all times, in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Special 2022 Series A Preferred Stock against impairment.

Following the conversion of the share of the Special 2022 Series A Preferred Stock into shares of our common stock, the former holder of the share of Special 2022 Series A Preferred Stock will no longer possess the 60% voting rights associated with the share of Special 2022 Series Preferred Stock. In this regard, the current beneficial holder of the share of Series A Preferred Stock, Larry Powalisz, our Chief Executive Officer and Sole Director, has indicated that he has no intention of causing the conversion of such share into shares of our common stock for the foreseeable future.

Series A Preferred Stock

Each share of Series A Preferred Stock shall entitle the holder to five (5) votes on any matter submitted to the shareholders of the Corporation for their vote, waiver, release or other action, to be considered in connection with the establishment of a quorum, except as may otherwise be expressly required by law or by the applicable stock exchange rules. The holders of Series A Preferred Stock shall vote together with the shares of Common Stock as one class. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the then-outstanding shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation the sum of $.001 per share (the “Liquidation Rate”) before any payment or distribution shall be made on any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock.

Transfer Agent

Colonial Stock Transfer Co., Inc. is the transfer agent for our common stock. Colonial Stock Transfer’s address is 7840 S. 700 E, Salt Lake City, Utah 84070; its telephone number is 801-355-5740; its website is www.colonialstock.com. No information found on Colonial Stock Transfer’s website is part of this Offering Circular.

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BUSINESS

Our Company

History. Our company was incorporated in the State of Nevada in 1975 as Domi Associates, Inc. In March 2001, our corporate name changed to Drilling, Inc. On April 20, 2004, our corporate name changed to PIVX Solutions, Inc. In 2012, our corporate name changed to ADIA Nutrition, Inc.

Custodianship. On March 14, 2022, UMA LLC, a shareholder of our company, made a demand to our company, at the last address of record, to comply with N.R.S. Sections 78.710 and 78.150. On May 6, 2022, a petition was filed against our company in the District Court of Clark County, Nevada, entitled In the Matter of ADIA Nutrition Inc., a Nevada corporation, case number A-22-852241-C, by UMA LLC, along with an Application for Appointment of Custodian, after several attempts to locate prior management and reinstate our company’s Nevada charter, which had been revoked.

On June 17, 2022, the District Court of Clark County, Nevada, entered an Order Granting Application for Appointment of UMA LLC, (the “Order”) as Custodian of our company. Pursuant to the Order, UMA LLC (the “Custodian”) had the authority to take any reasonable and prudent actions on behalf of our company.

On June 17, 2022, the Custodian appointed Nikki Lee as the Company’s sole officer and director. On June 17, 2022, the Custodian designated one share of preferred stock as Special 2022 Series A Preferred Stock at par value of $0.001. The Special 2022 Series A Preferred has 60% voting rights over all classes of stock and is convertible into sixty million shares of the Company’s common stock. On June 17, 2022, the Custodian granted to itself, one share of preferred stock, Special 2022 Series A Preferred Stock.

On June 27, 2022, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

On August 5, 2022, in a private transaction, the Custodian entered into a Securities Purchase Agreement (the “Anderson SPA”) with Nairobi Anderson, to sell the Special 2022 Series A Preferred. Upon closing of the Anderson SPA on August 5, 2022, Nairobi Anderson acquired 60% voting control of the Company.

Changes in Control. On February 27, 2023, in a private transaction, Nairobi Anderson sold the single outstanding share of Special 2022 Series A Preferred Stock to Leonard M. Greene for $75,000 in cash.

On January 22, 2024, in a private transaction, Leonard Greene sold the single outstanding share of Special 2022 Series A Preferred Stock to Legends Investment Properties, LLC, a company owned by our current Chief Executive Officer and Sole Director, Larry Powalisz, for $100,000 in cash.

Hydration Foundation, Inc. On April 1, 2023, our then-Chief Executive Officer and Sole Director, Leonard Greene, assigned 100% of his ownership of Hydration Foundation, Inc. (“HFI”) to our company for no consideration. At the time of such transaction, HFI had not engaged in any business operations. From April 1, 2023, through January 22, 2024, the date on which the ownership of HFI was conveyed back to Mr. Greene, HFI undertook no business operations. During the entire period HFI was owned by our company, HFI had no impact on the financial results of our company. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Certain Relationships and Related Transactions,” as well as the financial statements of our company, beginning on page F-1).

Current Business Plan. Until January 22, 2024, for an extended period of time, our company had not engaged in active business. In connection with a change in control of our company on such date, our company began to engage in active business operations. Our vision is to empower individuals to live healthier, happier lives through the provision of high-quality natural supplements and innovative healthcare solutions. Our mission is to combine the benefits of natural nutrition with cutting-edge medical treatments to improve the well-being of our customers, with a particular focus on Multiple Sclerosis (MS) patients.

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Business Plan

Our business plan is centered around increasing the wellness of sufferers of Multiple Sclerosis (MS).

Natural Supplements. Currently, we do not sell any natural supplement products and we have not entered into any agreements relating the distribution of any such wellness products. None of the natural supplement products that we may market and sell will be products produced by our company; rather, we will market and sell natural supplement products of others. All of the natural supplement products that we intend to market and sell will represent a diverse range of natural supplements, including vitamins, minerals, herbal extracts, and dietary supplements designed to support overall health and wellness, particularly as that relates specifically to MS patients.

This part of our business requires capital with which to enter into distribution agreements and to initiate sales and marketing activities. We are dependent upon our obtaining capital, including in this offering, with which to initiate such efforts. There is no assurance that we will ever obtain the capital needed or that, if we obtain such capital, we would be able to earn a profit.

Autologous Hematopoietic Stem Cell Transplantation (AHSCT). In addition to our supplement line, we intend to provide Hematopoietic Stem Cell Transplantation (AHSCT) services for MS patients. AHSCT is a specialized medical procedure that involves the transplantation of the patient’s own stem cells and is designed to halt the progression of MS. Because the procedure utilizes the patient’s own stem cells, we will not be required to obtain FDA clearance. See “Regulatory Considerations—AHSCT” below, in this regard.

This part of our business will require significant capital, as we will be required to establish clinic facilities, including investing in specialized equipment. We do not intend to apply proceeds of this offering to these efforts. We have not identified a source of funds needed for the establishment of these activities. There is no assurance that we will ever obtain sufficient funds with which to establish any clinic facilities.

Target Markets.

Natural Supplement Consumers. Our supplements cater to health-conscious individuals seeking natural and organic alternatives to support their nutritional needs and enhance their well-being.

MS Patients and Caregivers. Our planned AHSCT services will target individuals diagnosed with MS who are seeking alternative treatment options to manage their condition and improve their quality of life.

Distribution Channels.

E-commerce Platform. We operate an online store where customers can browse, purchase and receive delivery of our natural supplements conveniently from the comfort of their homes. As we obtain capital, we intend to create an ever-increasingly robust online presence and state-of-the-art online shopping destination.

Healthcare Facilities. Our AHSCT services are intended to provide directly through company-owned facilities and through partnerships with accredited healthcare facilities equipped with the necessary infrastructure and expertise to perform the HSCT services safely and effectively.

We have yet to enter into any agreements with third parties in this regard.

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Marketing Strategy.

Digital Marketing. We intend to utilize digital channels, such as social media, search engine optimization (SEO), and email marketing, to raise awareness about our products and services, engage with our target audience, and drive traffic to our online store and MS patients to our healthcare facilities.

Content Marketing. We intend to produce educational content, blog articles, videos, and infographics that will be presented to provide valuable information about nutrition, wellness, MS treatment options, and the benefits of AHSCT.

Partnerships and Collaborations. We intend to collaborate with healthcare professionals, influencers, patient advocacy groups, and wellness organizations to promote our products and services and establish credibility within the industry.

Customer Experience.

Personalized Consultations. We intend to offer personalized consultations and guidance to customers interested in our supplements or considering AHSCT as a treatment option for MS.

Educational Resources. We intend to provide educational resources, including articles, webinars, and FAQs, to help customers make informed decisions about their health and treatment options.

Post-Treatment Support. For MS patients undergoing AHSCT, we intend to offer post-treatment support and follow-up care, to monitor progress, address any concerns, and ensure optimal outcomes. We intend to make this a primary focus of our operations.

Quality Control. We intend to implement rigorous quality control measures and adhere to Good Manufacturing Practices (GMP) to ensure the safety, purity, and potency of our supplements and the effectiveness of our AHSCT services.

Growth and Expansion.

Product Innovation. As funds are available, we intend to invest in research and development activities designed to innovate new natural supplements and improve existing formulations based on the latest scientific findings and customer feedback.

Geographic Expansion. In the long term, we intend to explore opportunities to expand our market reach and geographic presence by entering new regions and establishing partnerships with healthcare providers and distributors worldwide. However, in the short-term, and assuming we are able to obtain sufficient capital, of which there is no assurance, we intent to establish one or more clinics in the State of Florida. There is, of course, no assurance that we will be able to achieve any of our objectives in this regard.

Plan of Business

In January 2024, in connection with a change in control of our company, our company began to engage in active business operations. Our vision is to empower individuals to live healthier, happier lives through the provision of high-quality natural supplements and innovative healthcare solutions. Our mission is to combine the benefits of natural nutrition with cutting-edge medical treatments to improve the well-being of our customers, with a particular focus on Multiple Sclerosis (MS) patients.

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

With the proceeds of this offering, we intend to increase our product distribution capabilities, which we believe will lead to increased revenues. Specifically, we intend to build our inventory levels to support the launch of our planned marketing efforts.

Should we secure needed funding, including through this offering, we anticipate beginning to generate revenues over the next 12 months. We plan to reinvest profits, if any, in addition to other capital infusions, in expanding our product lines and MS-related service offerings, marketing, and hiring additional staff to support our growth.

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Regulatory Considerations

AHSCT. Autologous hematopoietic stem cell transplants (AHSCT) involve the patient’s own stem cells, which reduces the risk of immune rejection and other complications associated with allogeneic transplants (where the stem cells come from a donor). Because of this, the regulatory requirements are different.

The U.S. Food and Drug Administration (FDA) does regulate certain aspects of stem cell therapies, including the collection and processing of stem cells, to ensure they are safe and effective for their intended use. However, the FDA does not require approval for the transplant procedure itself when it involves a patient’s own cells, as long as the cells are minimally manipulated and used in a manner that is consistent with their normal function.

For example, the FDA recently approved APHEXDA™ (motixafortide) in combination with filgrastim (G-CSF) specifically to mobilize hematopoietic stem cells to the peripheral blood for collection and subsequent autologous transplantation in patients with multiple myeloma1. This approval is for the mobilization and collection process of the stem cells, not the transplant procedure itself.

In summary, while the FDA oversees the safety of the mobilization and collection of stem cells, the AHSCT procedure, which is a standard treatment for certain conditions, does not require FDA approval as long as it adheres to established medical guidelines and uses the cells without significant manipulation.

Nutritional Supplements. We intend to market and sell a diverse range of natural supplements, including vitamins, minerals, herbal extracts, and dietary supplements designed to support overall health and wellness, particularly as that relates to MS patients. None of such natural supplement products will be products of our company; rather, we will market and sell products of others.

The FDA does not approve dietary supplements and supplements are regulated as food, not as drugs. Companies are required to submit a premarket safety notification to the FDA at least 75 days before marketing dietary supplements containing certain “new dietary ingredients” (that were not marketed in the U.S. before Oct. 15, 1994). Because we intend to assure that our offered supplements will not contain any such ingredients, we will not be required to submit a premarket safety notification with respect thereto.

Competition

The industries in which we compete are highly competitive and, in general, dominated by large companies. We may not be successful in competing against these competitors, many of whom have longer operating histories, significantly greater financial stability and better access to capital markets and credit than we do. There is no assurance that we will be able to compete successfully against our competition.

Intellectual Properties

We do not own any interests in any trademarks or patents.

Properties

Our Chief Executive Officer, Larry Powalisz, provides necessary office facilities to our company at no cost. We own no real property.

Employees

We have no employees. All administrative functions are performed by our executive officers.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Principal Factors Affecting Our Financial Performance

Our future operating results will be primarily affected by the following factors:

•	obtain access to inventory on acceptable terms;
•	achieve market acceptance of our wellness products and services;
•	establish long-term customer relationships.

We expect to incur operating losses through at least the fourth quarter of 2024. Further, because of our lack of capital and the current lack of brand name awareness of our planned products and services, we cannot predict the levels of our future revenues.

Background

Hydration Foundation, Inc. On April 1, 2023, our then-Chief Executive Officer and Sole Director, Leonard Greene, assigned 100% of his ownership of Hydration Foundation, Inc. (HFI) to our company for no consideration. At the time of such transaction, HFI had not engaged in any business operations. From April 1, 2023, through January 22, 2024, the date on which the ownership of HFI was conveyed back to Mr. Greene, HFI undertook no business operations. During the entire period HFI was owned by our company, HFI had no impact on the financial results of our company. (See “Business” and “Certain Relationships and Related Transactions,” as well as the financial statements of our company, beginning on page F-1).

Shell Status. While our company currently is actively taking steps to initiate our plan of business, our company is considered to be a “shell company” and it is expected that our company will remain as such, unless and until we are successful in obtaining capital, including in this offering. There is no assurance that we will ever exit “shell company” status.

Results of Operations

Years Ended December 31, 2023 and 2022. During the years ended December 31, 2023 and 2022, our company may have been considered to be a “shell company” and, as such, had no substantive operations. For the years ended December 31, 2023 and 2022, we had no revenues, incurred $750 (unaudited) and $-0- in operating expenses, respectively and reported a net loss of $750 (unaudited) and $-0-, respectively.

In January 2024, in connection with a change in control of our company, our company began to engage in active business operations. Our vision is to empower individuals to live healthier, happier lives through the provision of high-quality natural supplements and innovative healthcare solutions. Our mission is to combine the benefits of natural nutrition with cutting-edge medical treatments to improve the well-being of our customers, with a particular focus on Multiple Sclerosis (MS) patients.

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Once we begin operations in earnest, that is, once we obtain needed funding, of which there is no assurance, our operating expenses can be expected to increase. However, no prediction in this regard can be made.

All available capital will be applied to the execution of our business plan. The primary expected source for such needed funding is in this offering. However, should we be unsuccessful in obtaining funds in this offering, we would be forced to seek alternative sources of funding, including by incurring debt obligations. Should we fail to obtain needed funding, it is possible that we would be forced to cease operations.

Plan of Operation

In January 2024, in connection with a change in control of our company, our company began to engage in active business operations. Our vision is to empower individuals to live healthier, happier lives through the provision of high-quality natural supplements and innovative healthcare solutions. Our mission is to combine the benefits of natural nutrition with cutting-edge medical treatments to improve the well-being of our customers, with a particular focus on Multiple Sclerosis (MS) patients.

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

With the proceeds of this offering, we intend to increase our product distribution capabilities, which we believe will lead to increased revenues. Specifically, we intend to build our inventory levels to support the launch of our planned marketing efforts.

Should we secure needed funding, including through this offering, we anticipate beginning to generate revenues over the next 12 months. We plan to reinvest profits, if any, in addition to other capital infusions, in expanding our product lines and MS-related service offerings, marketing, and hiring additional staff to support our growth.

Financial Condition, Liquidity and Capital Resources

At December 31, 2023. At December 31, 2023, we had $500 (unaudited) in cash and a working capital deficit of $750 (unaudited), compared to no cash and no liabilities at December 31, 2022. We will have no way of paying our liabilities, unless and until we obtain additional capital, including in this offering. There is no assurance that we will be successful in obtaining such additional capital.

Contractual Obligations

To date, we have not entered into any significant long-term obligations that require us to make monthly cash payments.

Capital Expenditures

We made no capital expenditures during Fiscal 2023, and, without the proceeds from this offering, no such expenditures are expected to be made during all of Fiscal 2024.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Larry Powalisz	60	Chief Executive Officer, President, Secretary and Director
Rebecca Miller	48	Chief Financial Officer

Our company’s Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of their respective successors at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. There exist no family relationships between the listed officers and directors. Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Larry Powalisz became our Company’s President, Chief Executive Officer and Sole Director on January 22, 2024. Since April 2004, Mr. Powalisz has been managing member of Legends Investment Properties, LLC, a Winter Park, Florida-based real estate holding company. Since 2009, Mr. Powalisz has been managing member of Powalisz Enterprises, LLC and Helion Investments, LLC, both Winter Park, Florida-based real estate investment firms. Since 2009 and August 2013, Mr. Powalisz has been managing member of Inview Investments, LLC, and Tesla Energy Solutions, LLC, both Winter Park, Florida-based research and development firms. In addition, since June 2022, Mr. Powalisz has served as President of MS Heal the World, Inc., a non-profit organization focused on the cure of multiple sclerosis.

We believe that Mr. Powalisz is qualified to serve as a Director of our company based on his substantial business and management experience, as well as his personal support for organizations, including MS Heal the World, Inc., focused on the cure of multiple sclerosis.

Rebecca Miller became our company’s Chief Financial Officer on January 22, 2024. Since March 2014, Ms. Miller has served as an administrator in the accounting department of Helion Investments, LLC, a Winter Park, Florida-based real estate investment firm.

In addition to their responsibilities with our company, both Mr. Powalisz and Ms. Miller serve other companies in various capacities. However, each of Mr. Powalisz and Ms. Miller devotes 40 hours per week to our company’s business. All of their other respective obligations are in addition to their commitments to our company.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our sole officer and director, his other business interests and his involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

During the year ended December 31, 2023, our Board of Directors did not hold a meeting, but took all necessary actions by written consent in lieu of a meeting.

Independence of Board of Directors

Our sole director is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

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Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Larry Powalisz, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Larry Powalisz collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

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EXECUTIVE COMPENSATION

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year Ended 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Larry Powalisz(1) President, Chief Executive Officer and Secretary	2023 2022	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---
Rebecca Miller(1) Chief Financial Officer	2023 2022	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---
Leonard Greene Former Chief Financial Officer	2023 2022	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---
(1)	This officer did not take office until January 2024.

Employment Agreements

We have not entered into an employment agreement with either of our executive officers. However, in the near future, it is expected that we will enter into an employment agreement with such persons, although none of the terms of such employment agreements has been determined.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Larry Powalisz	---	---	---	N/A	N/A	---	---	---	---
Rebecca Miller	---	---	---	N/A	N/A	---	---	---	---

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our director receives no compensation for serving in such capacity.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof.

	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power
Common Stock
Executive Officers and Directors
Larry Powalisz Rebecca Miller Officers and directors, as a group (2 persons)	60,000,000(3) 0 60,000,000(3)	40.57% 0% 40.57%	60,000,000(3) 0 60,000,000(3)	26.92% 0% 26.92%	See Note 5 and Note 6
5% or Greater Shareholders
Lotus Fund Inc.(4) Jason F. Coombs	10,445,165 5,000,000	7.06% 3.38%	10,445,165 5,000,000	4.69% 2.24%
Series A Preferred Stock
Shelly Singhal	10,000,000	100%	10,000,000	100%
Special 2022 Series A Preferred Stock(5)(6)
Legends Investment Properties, LLC(7)	1	100%	1	100%
(1)	Based on 147,899,861 shares outstanding, which includes (a) 87,899,861 issued shares and (b) 60,000,000 unissued shares that underlie the currently convertible single outstanding share of Special 2022 Series A Preferred Stock, before this offering.
(2)	Based on 222,899,861 shares outstanding, which includes (a) 162,899,861 issued shares, assuming the sale of all of the Offered Shares and (b) 60,000,000 unissued shares that underlie the currently convertible single outstanding share of Special 2022 Series A Preferred Stock, after this offering.
(3)	None of these shares is issued, but underlie the currently convertible single outstanding share of Special 2022 Series A Preferred Stock.
(4)	Josh Wrobel possesses dispositive power of securities owned by this shareholder. The address of this shareholder is Los Angeles, California.
(5)	At any time, the single outstanding share of Special 2022 Series A Preferred Stock may be converted into a total of 60,000,000 shares of common stock. In addition, the single share of Special 2022 Series A Preferred Stock is entitled to 60% of all votes, including, but not limited to, common stock and preferred stock, including on an as converted basis, entitled to vote at each meeting of shareholders of our company with respect to any and all matters presented to our shareholders. (See “Description of Securities—Special 2022 Series A Preferred Stock”).
(6)	Due to the superior voting rights of the Special 2022 Series A Preferred Stock, our Chief Executive Officer, Larry Powalisz, as the beneficial owner of the single outstanding share of the Special 2022 Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.
(7)	Larry Powalisz, our Chief Executive Officer is the owner of this entity.

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Special 2022 Series A Preferred Stock

Currently, there is one (1) share of our Special 2022 Series A Preferred Stock issued and outstanding, which is beneficially owned by Larry Powalisz, our Chief Executive Officer and Sole Director, and, through his ownership thereof, controls all corporate matters of our company.

The single outstanding share of Special 2022 Series A Preferred Stock is entitled to 60% of all votes (including, but not limited to, common stock and preferred stock, including on an as converted basis, entitled to vote at each meeting of shareholders of our company with respect to any and all matters presented to our shareholders. (See “Description of Securities—Series A Super Voting Preferred Stock”).

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change-in-Control Transactions

On February 27, 2023, in a private transaction, Nairobi Anderson sold the single outstanding share of Special 2022 Series A Preferred Stock to Leonard M. Greene for $75,000 in cash.

On January 22, 2024, in a private transaction, Leonard Greene sold the single outstanding share of Special 2022 Series A Preferred Stock to Legends Investment Properties, LLC, a company owned by our current Chief Executive Officer and Sole Director, Larry Powalisz, for $100,000 in cash.

Conveyance Agreement

Effective January 22, 2024, our company entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiary (the “Conveyance Agreement”) with its then-wholly-owned subsidiary, Hydration Foundation, Inc., a Florida corporation (the “Subsidiary”), and its former control person, Leonard Greene (“Greene”). Pursuant to the Conveyance Agreement, our company assigned its ownership in the Subsidiary to Greene. In consideration of our company’s assignment of the Subsidiary, Green (a) assumed and agreed to pay, perform and discharge, fully and completely, all liabilities of the Subsidiary, (b) indemnified our company for any loss arising from or in connection with any of such liabilities and (c) agreed to pay our company (1) 15% of any proceeds from the sale of the Subsidiary that occurs prior to the six-month anniversary of the Conveyance Agreement and (2) 7.5% of any proceeds from the sale of the Subsidiary that occurs after the six-month anniversary and prior to the one-year anniversary of the Conveyance Agreement. After the one-year anniversary of the Conveyance Agreement, our company has no right to any proceeds from the sale of the Subsidiary.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC. Newlan Law Firm, PLLC does not beneficially own any securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

ADIA NUTRITION, INC.

HYDRATION FOUNDATION, INC.

F-1

ADIA NUTRITION INC.

CONDENSED BALANCE SHEET

AT DECEMBER 31, 2023 & 2022

(UNAUDITED)

	DECEMBER 31,	DECEMBER 31,
	2023	2022
ASSETS
Current Assets
Cash & Cash Equivalents	500	–
Total Current Assets	500	–
TOTAL ASSETS	500	–

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	–	–
Accrued Liabilities	–	–
Derivative Liabilities	–	–
Due to Related Party	1,250	–
Notes Payable ( Note 4)	–	–
Total Current Liabilities	1,250	–
TOTAL LIABILITIES	1,250	–

STOCKHOLDERS’ DEFICIT
Common Stock A 800,000,000 Authorized:Par Value $.001; 87,899,861, issued and outstanding as of December 31, 2023 & December 31, 2022.	87,900	87,900
Special 2022 Series A Preferred Stock 1 Shares Authorized: Par Value $.001 1 share designated issued and outstanding as of December 31, 2023, and December 31, 2022.	1,000	1,000
Additional Paid-In Capital	15,307,301	15,307,301
Retained Earnings/ (Deficit)	(15,396,951)	(15,396,201)
TOTAL STOCKHOLDERS’ EQUTIY/(DEFICIT)	(750)	–
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	500	–

See accompanying notes to these unaudited consolidated financial statements.

F-2

ADIA NUTRITION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023 & 2022

(UNAUDITED)

	DECEMBER 31	DECEMBER 31
	2023	2022
REVENUE
Sales	$–	$–
COST OF GOODS SOLD	–	–
Total Cost of Goods Sold	–	–

Gross Profit	–	–
OPERATING EXPENSES
General & Administrative	750	–
Total Operating Expenses	750	–
Net Operating Loss	(750)	–

OTHER INCOME/(EXPENSE)
Interest	–	–
Total Other Income/(Expense)	–	–
Net Income/(Loss)	(750)	–
Net Income/(loss) per common share	–	–
Weighted average number of	87,899,861	87,866,861

See accompanying notes to these unaudited consolidated financial statements.

F-3

ADIA NUTRITION INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023

(UNAUDITED)

	Special 2022 Series A
	Preferred		Common Stock		Paid-In	Accumulated	Stockholders
	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance 12/31/2019 (Unaudited)	1	$1,000	87,899,861	$87,900	$15,307,301	(15,396,201)	–
Net Loss 12/31/2020
Balance 12/31/2020 (Unaudited)	1	$1,000	87,899,861	$87,900	$15,307,301	(15,396,201)	–
Net Loss 12/31/2021
Balance 12/31/2021 (Unaudited)	1	$1,000	87,899,861	$87,900	$15,307,301	(15,396,201)	–
Net Loss 12/31/2022
Balance 12/31/2022 (Unaudited)	1	$1,000	87,899,861	$87,900	$15,307,301	(15,396,201)	–
Net Loss 12/31/2023						(750)
Balance 12/31/2023 (Unaudited)	1	$1,000	87,899,861	$87,900	$15,307,301	(15,396,951)	(750)

See accompanying notes to these unaudited consolidated financial statements.

F-4

ADIA NUTRITION INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023 & 2022

(UNAUDITED)

	DECEMBER 31,	DECEMBER 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(750)	$–
Adjustments to reconcile change in net assets to net cash provided by operating activities
Net cash provided by operating activities	(750)	–

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used/provided for investing activities	–	–

CASH FLOWS FROM FINANCING ACTIVITIES
Due to shareholder	–	–
Net cash used/provided from financing activities	1,250	–

INCREASE IN CASH AND CASH EQUIVALENTS	500	–

CASH AND CASH EQUIVALENTS AS OF BEGINNING OF THE PERIOD	–	–

CASH AND CASH EQUIVALENTS AS OF END OF THE PERIOD	500	–

See accompanying notes to these unaudited consolidated financial statements.

F-5

ADIA NUTRITION INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023

(UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

ADIA Nutrition Inc. (the “Company,” “we,” “us” or “our”), a Nevada corporation, has a fiscal year end of December 31 and is listed on the OTC Pink Markets under the trading symbol ADIA. The Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2013 to 2022 which resulted in its Nevada charter being revoked. The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission pursuant to Section 12(k) of the Exchange Act. In March 2022, a shareholder filed a petition for custodianship with the District Court, Clark County, Nevada and was appointed as the custodian of the Company in June 2022. The Company’s Nevada charter was reinstated on June 27, 2022, and all required reports were filed with the State of Nevada soon after. The custodian was not able to recover any of the Company’s accounting records from previous management but was able to get the shareholder information hence the Company’s outstanding common shares were reflected in the equity section of the accompanying unaudited financial statements for the twelve months ended December 31, 2022, and 2021.

The company was incorporated in the State of Nevada in April 1975 as Domi Associates, Inc. The issuer amended its Articles of Incorporation to change its name to Drilling, Inc., in March 2001. On April 20, 2004, an amendment to the articles of incorporation was made to change the name to PIVX Solutions, Inc. In 2012, the issuer changed to ADIA Nutrition, Inc.

On March 14, 2022, UMA LLC, a shareholder of the Company, made a demand to the Company, at the last address of record, to comply with the Nevada Secretary of State statues N.R.S. 78.710 and N.R.S. 78.150. On May 6, 2022, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of ADIA Nutrition Inc., a Nevada corporation” under case number A-22-852241-C by UMA LLC, along with an Application for Appointment of Custodian, after several attempts to locate prior management and reinstate the Company’s Nevada charter, which had been revoked.

On June 17, 2022, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of UMA LLC, (the “Order”), as Custodian of the Company. Pursuant to the Order, the UMA LLC (the “Custodian”) has the authority to take any actions on behalf of the Company, which are reasonable, prudent or for the benefit of pursuant to, including, but not limited to, issuing shares of stock, and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, is required to meet the requirements under the Nevada charter.

On June 17, 2022, the Custodian appointed Nikki Lee as the Company’s sole officer and director. On June 17, 2022, the Custodian designated one share of preferred stock as Special 2022 Series A Preferred Stock at par value of $0.001. The Special 2022 Series A Preferred has 60% voting rights over all classes of stock and is convertible into sixty million shares of the Company’s common stock. On June 17, 2022, the Custodian granted to itself, one share of preferred stock, Special 2022 Series A Preferred Stock at par value of $0.001.

On June 27, 2022, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

On August 5, 2022, in a private transaction, the Custodian entered into a Securities Purchase Agreement (the “SPA”) with Nairobi Anderson, to sell the 1 Special 2022 Series A Preferred share. Upon closing of the SPA on August 5, 2022, Nairobi Anderson acquired 60% voting control of the Company.

On February 27, 2023, Nairobi Anderson entered into an SPA with Leonard Greene to sell the 1 Special 2022 Series A Preferred share, resulting in a change in control of the Company.

On January 22, 2024, Leonard Greene, Trustee of The Leonard and Elizabeth Greene Family Trust, sold 1 Special 2022 Series A Preferred share to Legends Investments Properties, LLC, of which Larry Powalisz is 100% owner, resulting in a change in control of the Company.

At December 31, 2023, the Company was a “shell company” as defined by Rule 405 (“Rule 405”) of the Securities Act of 1933, as amended, and Rule 12b-2 of the Securities Exchange Act of 1934 (“Rule 12b-2”). Rule 405 and Rule 12b-2 define a “shell company” as an issuer that has: (1) no or nominal operations; and (2) either: (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

F-6

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The Company has not earned any revenues from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles accepted in the United States. All intercompany transactions have been eliminated.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations with an accumulated deficit of $15,396,951 as of December 31, 2023. The Company intends to commence operations as set out below and raise the necessary funds to carry out the aforementioned strategies. The Company cannot be certain that it will be successful in these strategies even with the required funding.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 82010 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities
-	Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.
-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

F-7

Concentrations and Credit Risks

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales, and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Foreign Currency Translation

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses, and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re-measured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain, and loss accounts are remeasured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with nonemployees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued.

The fair value of the share-based payment transaction is determined at the earlier performance commitment date or performance completion date.

As of December 31, 2023, and December 31, 2022, respectively, there was $Nil of unrecognized expense related to non-vested stock-based compensation arrangements granted. There have been no options granted during the years ended December 31, 2023, and December 31, 2022, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were offset by a 100% valuation allowance, therefore there has been no recognized benefit as of December 31, 2023, and December 31, 2022, respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

F-8

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Earnings Per Share

Basic EPS is calculated by dividing net income (loss) available to common stockholders by the weighted average number of shares of the Company’s common stock outstanding during the period. Diluted EPS is calculated based on the net income (loss) available to common stockholders and the weighted average number of shares of common stock outstanding during the period, adjusted for the effects of all potential dilutive common stock issuances related to options, warrants, restricted stock units and convertible preferred stock. The dilutive effect of our share-based awards and warrants is computed using the treasury stock method, which assumes all share- based awards and warrants are exercised and the hypothetical proceeds from exercise are used to purchase common stock at the average market price during the period. The incremental shares (i.e., the difference between shares assumed to be issued versus purchased), to the extent they would have been dilutive, are included in the denominator of the diluted EPS calculation. The dilutive effect of our convertible preferred stock is computed using the if-converted method, which assumes conversion at the beginning of the year. However, when a net loss exists, no potential common stock equivalents are included in the computation of the diluted per-share amount because the computation would result in an anti-dilutive per share amount.

Forgiveness of Indebtedness

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid-in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, in order to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. We are still evaluating the impact that this guidance will have on our financial position or results of operations, and we have not yet determined whether we will early adopt FASB ASU No. 2017-12.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 201609, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”) but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

F-9

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method similar to the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. While we are in the early stages of our implementation process for FASB ASU No. 2016-02 and have not yet determined its impact on our financial position or results of operations, these leases would potentially be required to be presented on the balance sheet in accordance with the requirements of FASB ASU No. 2016-02. FASB ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. FASB ASU No. 2016-02 must be applied using a modified retrospective approach, which requires recognition and measurement of leases at the beginning of the earliest period presented, with certain practical expedients available.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning January 1, 2018, with an option to adopt the standard for the fiscal year beginning January 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 4 – INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of December 31, 2023, and December 31, 2022.

Description	DECEMBER 31, 2023	DECEMBER 31, 2022
Net operating loss carry forward	$(15,396,951)	$(15,396,201)
Valuation allowance	(15,396,951)	(15,396,201)
Total	$–	$–

As of December 31, 2023, and December 31, 2022, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

The Company experienced a change in control during the year, and therefore no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

NOTE 5 – NOTES PAYABLE AND RELATED PARTIES.

There were no convertible notes payable during the period.

F-10

NOTE 6 –CONVERTIBLE NOTES PAYABLE

There were no convertible notes payable during this period.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential of business failure.

NOTE 8 – HYDRATION FOUNDATION, INC.

On April 1, 2023, the Company’s then-control person, Leonard Greene, assigned 100% ownership of Hydration Foundation, Inc. (“Hydration Foundation”) to the Company. It was the Company’s intention to base its business on delivering high quality drinking water to communities in need. However, Hydration Foundation never engaged in operations and was divested by the Company in January 2024, in connection with a change-in-control transaction. See Note 9 – Subsequent Events.

NOTE 9 – SUBSEQUENT EVENTS

Change in Control

On January 22, 2024, Leonard Greene, Trustee of The Leonard and Elizabeth Greene Family Trust sold 1 Special 2022 Series A Preferred share to Legends Investments Properties, LLC of which Larry Powalisz is 100% owner, giving Larry Powalisz ownership and 60% control and voting power of the Company. Lenny Greene resigned as Director and Larry Powalisz was appointed CEO and Director and Rebecca Miller was appointed as CFO.

New Plan of Business

Effective with Mr. Powalisz’s acquiring control of the Company, the Company’s plan of business was changed to the following: to empower individuals to live healthier, happier lives through the provision of high-quality natural supplements and innovative healthcare solutions; the Company’s mission is to combine the benefits of natural nutrition with cutting-edge medical treatments to improve the well-being of its customers, with a particular focus on Multiple Sclerosis (MS) patients.

Conveyance Agreement

Effective January 22, 2024, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiary (the “Conveyance Agreement”) with its then-wholly-owned subsidiary, Hydration Foundation, and the Company’s former control person, Leonard Greene. Pursuant to the Conveyance Agreement, our company assigned its ownership in Hydration Foundation to Mr. Greene. In consideration of the Company’s assignment of Hydration Foundation, Mr. Green (a) assumed and agreed to pay, perform and discharge, fully and completely, all liabilities of Hydration Foundation, (b) indemnified the Company for any loss arising from or in connection with any of such liabilities and (c) agreed to pay the Company (1) 15% of any proceeds from the sale of Hydration Foundation that occurs prior to the six-month anniversary of the Conveyance Agreement and (2) 7.5% of any proceeds from the sale of Hydration Foundation that occurs after the six-month anniversary and prior to the one-year anniversary of the Conveyance Agreement. After the one-year anniversary of the Conveyance Agreement, the Company has no right to any proceeds from the sale of Hydration Foundation.

From April 1, 2023, the date Mr. Greene assigned the ownership of Hydration Foundation to the Company, through January 22, 2024, the date on which the ownership of Hydration Foundation was conveyed back to Mr. Greene, Hydration Foundation undertook no business operations. During the entire period Hydration Foundation was owned by the Company, Hydration Foundation never engaged in any business operations.

F-11

HYDRATION FOUNDATION, INC.

Balance Sheets

(unaudited)

	3/31/23	12/31/22
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$–	$–
Total Current Assets	–	–
TOTAL ASSETS	$–	$–
LIABILITIES AND STOCKHOLDERS' EQUITY
TOTAL LIABILITIES	–	–

STOCKHOLDERS’ DEFICIT
Capital stock, stated capital	100	100
Additional paid-in capital	–	–
Retained earnings	(100)	(100)
TOTAL STOCKHOLDERS’ EQUITY	–	–
TOTAL LIABILITIES AND OWNER’S DEFICIT	$–	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-12

HYDRATION FOUNDATION, INC.

Statement of Operations

(unaudited)

Three Months Ended 3/31/23
Revenues	$–
Gross profit (loss)	–
Operating expenses	–
Profit (loss) from operations	–
Profit (loss) before income taxes	–
Provision for income taxes
Net profit (loss)	$–
Net profit (loss) per share
Basic and Diluted	$0.00
Weighted average number of shares outstanding
Basic and Diluted	100

The accompanying notes are an integral part of these unaudited financial statements.

F-13

HYDRATION FOUNDATION, INC.

Statement of Changes in Stockholders’ Equity

For the Three Months Ended March 31, 2023

(unaudited)

			Additional		Total
	Common Stock		Paid-in	Retained	Owner’s
	Shares	Amount	Capital	Earnings	Equity
Balance, December 1, 2022	100	$100	$–	$(100)	$–
Net loss	–	–	–	–	–
Balance at March 31, 2023	100	$100	$–	$(100)	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-14

HYDRATION FOUNDATION, INC.

Statement of Cash Flows

(unaudited)

Three Months Ended 3/31/22
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$–
Net cash provided by (used in) operating activities	–
CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	–
CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	–
Net change in cash	$–

Cash, beginning of period	–
Cash, end of period	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-15

HYDRATION FOUNDATION, INC.

Notes to Unaudited Financial Statements

March 31, 2023

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Hydration Foundation, Inc. (the “Company”) was incorporated on December 1, 2022, under the law of the State of Florida.

The business of the Company is to focus on delivering high quality drinking water to communities in need.

As of March 31, 2023, and December 31, 2022, the Company had no operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP) and are expressed in U.S. Dollars, and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company has implemented all applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – COMMON STOCK

In December 2022, the Company issued 100 shares of common stock to Leonard Greene, in payment of organizational services, which shares were valued at $100, in the aggregate.

NOTE 4 – SUBSEQUENT EVENTS

Effective April 1, 2023, ownership of the Company was transferred by its prior owner, Leonard Greene, to Adia Nutrition, Inc., a publicly-traded Nevada corporation (trading symbol: ADIA).

F-16

HYDRATION FOUNDATION, INC.

Balance Sheet

(unaudited)

12/31/22
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$–
Total Current Assets	–
TOTAL ASSETS	$–
LIABILITIES AND STOCKHOLDERS' EQUITY
TOTAL LIABILITIES	–

STOCKHOLDERS’ DEFICIT
Capital stock, stated capital	100
Additional paid-in capital	–
Retained earnings	(100)
TOTAL STOCKHOLDERS’ EQUITY	–
TOTAL LIABILITIES AND OWNER’S DEFICIT	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-17

HYDRATION FOUNDATION, INC.

Statement of Operations

(unaudited)

Period from Inception (December 1, 2022) Through December 31, 2022

Revenues	$–
Gross profit (loss)	–

Operating expenses
Organizational services	100
Total operating expenses	100

Profit (loss) from operations	(100)
Profit (loss) before income taxes	(100)
Provision for income taxes	–
Net profit (loss)	$(100)

Net profit (loss) per share
Basic and Diluted	$(1.00)
Weighted average number of shares outstanding
Basic and Diluted	100

The accompanying notes are an integral part of these unaudited financial statements.

F-18

HYDRATION FOUNDATION, INC.

Statement of Changes in Stockholders’ Equity

For the Period from Inception (December 1, 2022) Through December 31, 2022

(unaudited)

			Additional		Total
	Common Stock		Paid-in	Retained	Owner’s
	Shares	Amount	Capital	Earnings	Equity
Balance, December 1, 2022	100	$100	$–	$(100)	$–
Net loss	–	–	–	–	–
Balance at December 31, 2022	100	$100	$–	$(100)	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-19

HYDRATION FOUNDATION, INC.

Statement of Cash Flows

(unaudited)

Period from Inception (December 1, 2022) Through December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(100)
Adjustment to reconcile net loss to net cash used for operating activities:
Stock issued for organizational services	100
Net cash provided by (used in) operating activities	–

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	–

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	–
Net change in cash	$–

Cash, beginning of period	–
Cash, end of period	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-20

HYDRATION FOUNDATION, INC.

Notes to Unaudited Financial Statements

December 31, 2022

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Hydration Foundation, Inc. (the “Company”) was incorporated on December 1, 2022, under the law of the State of Florida.

The business of the Company is to focus on delivering high quality drinking water to communities in need.

As of December 31, 2022, the Company had no operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP) and are expressed in U.S. Dollars, and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company has implemented all applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – COMMON STOCK

In December 2022, the Company issued 100 shares of common stock to Leonard Greene, in payment of organizational services, which shares were valued at $100, in the aggregate.

NOTE 4 – SUBSEQUENT EVENTS

Effective April 1, 2023, ownership of the Company was transferred by its prior owner, Leonard Greene, to Adia Nutrition, Inc., a publicly-traded Nevada corporation (trading symbol: ADIA).

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PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description

2.1*	Articles of Incorporation
2.2*	Bylaws
4.1*	Form of Subscription Agreement
6.1*	Conveyance Agreement between the Company and Leonard Greene
11.1*	Consent of Newlan law Firm, PLLC (See Exhibit 12.1)
12.1*	Opinion of Newlan Law Firm, PLLC

___________________

* Filed previously.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winter Park, State of Florida, on May 24, 2024.

ADIA NUTRITION, INC.

By:	/s/ Larry Powalisz
Larry Powalisz
Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Larry Powalisz	May 24, 2024
Larry Powalisz
President Chief Executive Officer, Secretary and Director

By:	/s/ Rebecca Miller	May 24, 2024
Rebecca Miller
Chief Financial Officer [Principal Accounting Officer]

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